UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 28, 2020

 (Date of earliest event reported)

BIOPHARMX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37411	59-3843182
(Commission File Number)	(IRS Employer Identification No.)

15
115 Nicholson Lane San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(650)  889-5020

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BPMX	The NYSE American, LLC

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01    Entry into a Material Definitive Agreement

Merger Agreement

On January 28, 2020, BioPharmX Corporation (“BioPharmX”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Timber Pharmaceuticals LLC., a Delaware limited liability company (“Timber”) and BITI Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of BioPharmX (“Merger Sub”). Subject to the terms and conditions contained in the Merger Agreement, including approval of the transactions contemplated therein by BioPharmX’s stockholders and by Timber’s members, Merger Sub will be merged with and into Timber (the “Merger”), with Timber surviving the Merger as a wholly-owned subsidiary of BioPharmX. As a condition to the closing of the Merger, Timber has agreed to secure $20 million of financing for the combined company. The Merger is currently expected to be completed in the second calendar quarter of 2020.

Under the Merger Agreement, following the Merger, (i) the Timber members, including the investors funding the $20 million investment, will own approximately 88.5% of the outstanding common stock of BioPharmX (the "Common Stock"), and (ii) the BioPharmX stockholders will own approximately 11.5% of the outstanding Common Stock, subject to certain adjustments as more particularly set forth in the Merger Agreement. The holder of a preferred membership interest in Timber of approximately $1.7 million will receive shares of newly designated preferred stock of BioPharmX on comparable terms to the preferred membership interest in Timber, provided, such shares will not be convertible into shares of Common Stock. In addition, as part of the financing transaction, post-closing BioPharmX will become obligated to issue warrants to purchase additional shares of Common Stock to the financing source, which may further dilute the holders of interests in the combined company. Upon completion of the Merger, BioPharmX will change its name to Timber Pharmaceuticals, Inc. and the officers and directors of Timber will become the officers and directors of BioPharmX.

The Merger Agreement contains customary representations, warranties and covenants made by BioPharmX and Timber, including covenants relating to both parties using their best efforts to cause the transactions contemplated by the Merger Agreement to be satisfied, covenants regarding obtaining the requisite approvals of the BioPharmX stockholders and the Timber members, covenants regarding indemnification of directors and officers, and covenants regarding BioPharmX’s and Timber’s conduct of their respective businesses between the date of signing of the Merger Agreement and the closing of the Merger.

Prior to the execution of the Merger Agreement, the Board of Directors of BioPharmX (the “Board”), unanimously (i) determined that the terms and provisions of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, advisable and in the best interests of BioPharmX and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) determined that it is advisable and in the best interests of BioPharmX and its stockholders to enter into the Merger Agreement and to consummate the transactions contemplated thereby, including the Merger, and (iv) resolved to recommend the adoption of the Merger Agreement by the stockholders of BioPharmX.

The Merger Agreement contains certain termination rights for both BioPharmX and Timber. In connection with the termination of the Merger Agreement under specified circumstances, BioPharmX and Timber may be required to pay the other party a termination fee. The parties' termination rights are based on certain situations including:

•	mutual written consent of the parties;
•	by either party, if the Merger has not closed by June 15, 2020, subject to extension for an additional month under certain circumstances;

•

by either party, if a court of competent jurisdiction issues a final and nonappealable order, decree or ruling that has the effect of permanently restraining, enjoying or otherwise prohibiting the Merger;

•	by BioPharmX, if Timber does not receive the required consent of its members to the Merger;
•	by either party, if BioPharmX does not receive the required vote of its stockholders to the Merger and other contemplated transactions required to complete the Merger;
•	by either party, if certain trigger events shall have occurred;
•	by either party, upon the material breach of the Merger Agreement by the other that is not cured prior to the termination becoming effective; or
•	by either party, under certain circumstances upon the receipt of a Superior Offer (as such term is defined in the Merger Agreement) and the payment of a termination fee.

In addition to securing the $20 million financing described above, the completion of the Merger is also subject to the satisfaction or waiver of a number of other closing conditions, including the effectiveness of the Registration Statement to be filed regarding the Merger on Form S-4, that no order preventing the consummation of the Merger and related transactions shall have been issued, that the Merger and related transactions shall have been approved by BioPharmX's stockholders and Timber's members, and the continued listing of BioPharmX's Common Stock on the NYSE American market.

In connection with the Merger, BioPharmX intends to file a Form S-4 registration statement with the U.S. Securities and Exchange Commission (“SEC”) that will contain a prospectus to register the BioPharmX shares to be issued to Timber's members in the Merger and a proxy statement for use in connection with the special meeting of BioPharmX stockholders that will be called to consider and vote upon the Merger and related matters. Further, the Form S-4 registration statement will describe a proposed reverse stock split of the post-Merger outstanding common stock of BioPharmX (in a ratio to be determined), which shall also be subject to approval by the BioPharmX stockholders at the special stockholders' meeting.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about BioPharmX, Merger Sub, or Timber. In particular, the representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The exhibits and schedules that are a part of the Merger Agreement are not being filed and contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact.

Bridge Loan and Bridge Warrant

In connection with the Merger Agreement, BioPharmX and Timber entered into a Credit Agreement, dated as of January 28, 2020 (the "Credit Agreement"), pursuant to which Timber has agreed to make a bridge loan to BioPharmX (the "Bridge Loan") in an aggregate amount of $2.25 million. Pursuant to the terms of the Credit Agreement, Timber will make the Bridge Loan to BioPharmX in three tranches: (i) a $625,000 initial advance ($700,000 less $75,000 of original issue discount ("OID")) on the closing date of the Credit Agreement; (ii) $625,000 ($700,000 less $75,000 of OID) 30 days thereafter; and (iii) $1,000,000 ($1,100,000 less $100,000 of OID) upon the closing of the Merger. The Bridge Loan will bear interest at a rate of 12% per annum and is repayable upon the earlier of maturity thereof, the termination (without completion) of the Merger or upon a liquidity event, as defined in the Credit Agreement. BioPharmX has also issued to Timber a promissory note setting forth the terms of repayment (the "Note").

The Bridge Loan is secured by a lien on all of BioPharmX's assets. Further, in connection with the Bridge Loan, on January 28, 2020 BioPharmX issued to Timber a warrant to purchase approximately 2.3 million shares of Common Stock at a nominal exercise price (the "Bridge Warrant"). The Bridge Warrant is exercisable commencing on its issuance and expires 30 months thereafter.

The foregoing descriptions of the Credit Agreement, the Note, and the Bridge Warrant do not purport to be complete and are qualified in their entirety by the full text of the Credit Agreement, the Note, and the Bridge Warrant, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 4.1, respectively, and are incorporated herein by reference.

Support Agreement

In connection with the Merger and the Merger Agreement, each of the directors and officers of BioPharmX has signed a Stockholder Support Agreement, made and entered into as of January 28, 2020, among BioPharmX, Timber, and each such director and officer ("Support Agreement"). Pursuant to the Support Agreement, each director and officer has agreed that he or she will not, until the termination date of the Merger Agreement, sell or transfer any shares of Common Stock of BioPharmX he or she owns or may acquire prior to the termination of the Merger Agreement. Each such director and officer has further agreed that he or she will vote all shares of Common Stock beneficially owned, and any new shares of Common Stock he or she may acquire, in favor of the Merger and the transactions contemplated by the Merger Agreement.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by the full text of the Support Agreement, a form of which is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description of the Credit Agreement in Item 1.01 above is incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities

The description of the Bridge Warrant in Item 1.01 above is incorporated herein by reference. The Bridge Warrant was issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933.

On January 28, 2020, BioPharmX entered into an Exchange Agreement (the "Exchange Agreement") with several affiliates of an institutional investor ("Holders"). In the Exchange Agreement, the Holders and BioPharmX have agreed that at the closing of the Exchange (as defined below), Holder, which owns warrants to purchase approximately 2.3 million shares of BioPharmX common stock (the "Investor Warrants"), will exchange the Investor Warrants for an aggregate of 850,000 shares of BioPharmX common stock (the "Exchange"). The Investor Warrants being exchanged in the Exchange contain language that would have allowed the Holder to convert the Investor Warrants into shares of BioPharmX common stock at the time of the consummation of the Merger based on the "Black Scholes Value" of the Investor Warrants at the time of the consummation of the Merger. The Exchange will be effected in a transaction exempt from registration under Section 3(a)(9) of the Securities Act of 1933.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by the full text of the Exchange Agreement, a form of which is attached to this Current Report on Form 8-K as Exhibit 10.4 and is incorporated herein by reference.

Item 8.01  Other Events

Timber has advised BioPharmX that, in connection with the Merger Agreement and the Credit Agreement, Timber has entered into a securities purchase agreement, dated as of January 28, 2020 (the "SPA") with certain institutional investors (the “Buyers”), several of which are also parties to the Exchange Agreement described above, pursuant to which the Buyers have agreed to purchase, and Timber has agreed to issue, senior secured promissory notes the (“Timber Bridge Notes”) from Timber in the aggregate principal amount of $5 million, in exchange for an aggregate purchase price of $3.75 million, representing aggregate OID of $1.25 million.  Pursuant to the terms of the SPA, the Buyers will purchase the Timber Bridge Notes in three closings: (i) the first closing for $1,666,666.67 in aggregate principal amount (in exchange for an aggregate purchase price of $1.25 million) on the closing date of the SPA; (ii) the second closing for $1,666,666.67 in aggregate principal amount (in exchange for an aggregate purchase price of $1.25 million) on February 14, 2020; and (iii) the third closing for $1,666,666.66 in aggregate principal amount (in exchange for an aggregate purchase price of $1.25 million) on March 13, 2020. The Timber Bridge Notes bear interest at a rate of 15% per annum (25% upon the occurrence of an event of default thereunder) and are repayable upon the earlier of (i) the closing of a fundamental transaction of Timber, (ii) the date on which Timber’s equity is registered under the Securities Exchange Act of 1934, as amended or is exchanged for equity so registered (the “Public Company Date”) or (iii) July 28, 2020. The Timber Bridge Notes are secured by a lien on all of Timber’s assets.

Further, Timber has advised BioPharmX that pursuant to the SPA, Timber agreed that it will cause BioPharmX to issue to each Buyer warrants to purchase a number of shares of Common Stock, within five trading days immediately following the consummation of the first capital raising transaction (the “Post-Closing Financing”) by Timber occurring on or following the Public Company Date (the "Buyer Bridge Warrants"), equal to (i) the aggregate principal amount of all of the Buyer’s Timber Bridge Notes upon their issuance, divided by (ii) the lowest price at which new equity is invested in the Post-Closing Financing (such price, the “Financing Price”). The Buyer Bridge Warrants will be exercisable commencing on their issuance and expire five years thereafter. The exercise price of the Buyer Bridge Warrants will initially be equal to the Financing Price, subject to adjustment for subsequent issuances of securities involving a lower consideration per share, subject to customary exceptions. In addition, in certain circumstances, upon a fundamental transaction, the holder will have the right to require the issuer to repurchase their warrants at their fair value using the Black Scholes option pricing formula.

On January 28, 2020, BioPharmX and Timber issued a joint press release announcing the execution of the Merger Agreement and related matters. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed Merger, BioPharmX and Timber will file relevant materials with the SEC, including a registration statement on Form S-4 that will contain a prospectus and a proxy statement of BioPharmX. INVESTORS AND SECURITY HOLDERS OF BIOPHARMX ARE URGED TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BIOPHARMX, TIMBER, THE PROPOSED MERGER, AND RELATED MATTERS. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by BioPharmX with the SEC, may be obtained free of charge at the SEC website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by BioPharmX by directing a written request to: BioPharmX Corporation, 115 Nicholson Lane, San Jose, CA 95134. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed Merger.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the proposed Merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

BioPharmX and its directors and executive officers and Timber and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of BioPharmX in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of BioPharmX and their ownership of shares of BioPharmX common stock is set forth in its Annual Report on Form 10-K for the year ended January 31, 2019, which was filed with the SEC on March 14, 2019, its proxy statement, which was filed with the SEC on May 22, 2019, and in subsequent documents filed with the SEC, including the joint proxy statement/prospectus referred to above. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests in the proposed Merger, by security holdings or otherwise, will also be included in the joint prospectus/proxy statement and other relevant materials to be filed with the SEC when they become available. These documents are available free of charge at the SEC web site (www.sec.gov) and from BioPharmX at the address described above. The directors and officers of Timber do not currently hold any direct or indirect interests, by security holdings or otherwise, in BioPharmX except pursuant to the Bridge Warrant.

Forward-Looking Statements

This Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 contain forward-looking statements based upon BioPharmX's and Timber's current expectations. This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. BioPharmX and Timber have based these forward-looking statements largely on their then-current expectations and projections about future events, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond each of BioPharmX's and Timber’s control, and actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with BioPharmX's ability to obtain the stockholder approval required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the Merger Agreement; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, (iv) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction; (v) whether the combined business of Timber and BioPharmX will be successful, and (vi) those risks detailed in BioPharmX's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as other documents that may be filed by BioPharmX from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Neither BioPharmX nor Timber can assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, BioPharmX and Timber undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Item 9.01    Financial Statements and Exhibits

(d)

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated January 28, 2020, among BioPharmX, Timber and Merger Sub.*
4.1	Bridge Warrant To Purchase Common Stock, dated January 28, 2020, made by BioPharmX in favor of Timber.
10.1	Bridge Loan Credit Agreement, dated January 28, 2020, between BioPharmX and Timber.
10.2	Note, dated January 28, 2020, made by BioPharmX in favor of Timber.
10.3	Form of Stockholder Support Agreement.
10.4	Form of Exchange Agreement, dated January 28, 2020, between BioPharmX and the Holders.
99.1	Joint press release, dated January 28, 2020.

*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHARMX CORPORATION

Date: January 29, 2020	By:	/s/ David S. Tierney
		Name:	David S. Tierney, M.D.
		Title:	President and Chief Executive Officer